                                                                   EXHIBIT 22.2


                 S U B S I D I A R I E S  O F  R E G I S T R A N T



                                 ---------------
                                  GAINSCO, INC.


                                   75-1617013
                                     (Texas)
                                 ---------------




            ----------------------------------------------------------------------------------------


     --------------       -----------------      ----------------       --------------      --------------
     GAINSCO Service      Agents Processing       General Agents        General Agents      Risk Retention
          Corp.             Systems, Inc.        Insurance Company      Premium Finance     Administrators
                                                 of America, Inc.           Company              Inc.

       75-2282846            75-1796560             75-1629914            75-1631637          75-2217958
         (Texas)               (Texas)              (Oklahoma)              (Texas)            (Nevada)
     --------------       -----------------      ----------------       --------------      --------------


             *
     --------------       -----------------      ----------------
     GAINSCO County          MGA Premium           MGA Insurance
    Mutual Insurance       Finance Company         Company, Inc.
         Company

       75-2447701            75-2371163             75-1767545
         (Texas)               (Texas)                (Texas)
     --------------       -----------------      ----------------


                                                 -----------------
                                                  MGA Agency, Inc.


                                                    75-1622457
                                                     (Texas)

                                                 -----------------



* GAINSCO Service Corp. owns the charter and management contract, thereby giving it 100% control of GAINSCO County Mutual Insurance Company.